Exhibit 10.34

APPENDIX I

Private & Confidential

Hong Kong Stock Investment Plan

Grandfathered Directors

(“HKSIP GD”)

AECOM Technology Corporation

Restated May 2006

Contents

Contents		I-i
AECOM Technology Corporation Hong Kong Stock Investment Plan GD		I-1

1.	Objectives and Commencement	1
2.	Definitions and Interpretation	1
3.	Eligibility	5
4.	Participation in the Plan	6
5.	Participating Company Matching Contributions	7
6.	Member Contributions	8
7.	Trust Fund	9
8.	Vesting	10
9.	Distributions	10
10.	Common Shares Diversification	13
11.	Claims Procedure	14
12.	Administration	15
13.	General Provisions	16

I-i

AECOM Technology Corporation

Hong Kong Stock Investment Plan – Grandfathered Directors (“HKSIP GD”)

1.             Objectives and Commencement

1.1                               Objectives

The objectives of this Plan are:

(a)                                  to provide Eligible Employees with an incentive to improve the performance of the Participating Companies; and

(b)                                 improve the opportunity to enhance the share value of the Company; and

(c)                                  to assist in the retention and motivation of Eligible Employees; and

(d)                                 to encourage Eligible Employees to save for their retirement.

1.2                               Operationof Plan

The Plan will be operated in accordance with this Plan and any Trust Agreement entered into between the Sponsoring Company and the Trustee relating to the Plan.

1.3                               Subsidiaries

The Sponsoring Company will exercise all voting rights and other powers of control available to it so as to ascertain (in so far as it is able by exercise of such powers and rights) that each other Affiliated Company complies with and gives effect to the Plan.

1.4                               Commencement

The Plan operates on and from 1 December 2000.

2.             Definitions and Interpretation

2.1                               Definitions

The following definitions apply in this document.

“Account” means the accounts (including any subaccounts established from time to time under each such account) maintained to record the interest of a Member in the Trust Fund.

“AECOM Global Holdings, Ltd.” means AECOM Global Holdings, Ltd, a Jersey, Channel Islands Company controlled and appointed by the Trustee.

“AECOM Shares” means common stocks issued by the Sponsoring Company.

“Affiliated Company” means any corporation which, at the time of reference, is a 51% or more owned (directly or indirectly) subsidiary of the Sponsoring Company.

“After-Tax Account” means the Account maintained for a Member that is credited with the Member’s After-Tax Additional Member Contributions to the Plan in accordance with Rule 6.1(a) and (b), together with the allocations thereto as required by the Plan.

“After-Tax Contributions” means the amount that a Member elects to have deducted from their Compensation on an after-tax basis.  The After-Tax Contributions shall be made by payroll deduction in accordance with the arrangements between the Member and the Participating Company.  Rule 6 contains the provisions under which After-Tax Contributions may be made.

“Allocation Date” means the end of each fiscal quarter including the last day of each Plan Year.

“Allocation Period” means, at a minimum, the end of each fiscal quarter.  The Board has the discretion to, prior to the last day of the first fiscal quarter, determine the allocation period for the Plan Year.  The Allocation Period cannot be less than one quarter and cannot be greater than one year.

“Applicable Local Law” means the laws of the jurisdiction in which the Member resides at the time that Member dies.

“Beneficiary” means the person or persons entitled to receive benefits which are payable under the Plan upon or after a Member’s death.

“Board” means the board of directors of the Sponsoring Company or a committee thereof appointed to act for the board of directors with regard to this Plan.

“Bonus” means bonuses and incentive compensation of all types paid by a Company to an individual during the Plan Year (excluding 13th month bonus) for the period while such individual has been a Member of the Plan, including without limitation contract completion bonuses and incentive compensation bonuses.

“Company” means the Sponsoring Company and any other Participating Company, or any of them.

“Compensation” means the base salary and/or base wages paid or payable by a Company to an individual during the Plan Year (including 13th month bonus) for the period while such individual has been a Member of the Plan, together with such additional items of compensation as shall be determined by the Participating Company.

 “Disability” shall mean physical and/or mental incapacity of such a nature that it qualifies a Member for the receipt of benefits under a long term disability welfare plan maintained by a Participating Company.

“Eligible Employee” means an Employee of a Participating Company who is eligible to participate in the Plan under Rule 3.

“Eligible Shares” means Shares credited to an Employee’s After-Tax Account that have been held for a minimum of five years.  Eligible Shares do not include any company match shares.

“Employee” means a permanent, full or part-time employee or executive director of one or more Companies or Affiliated Companies.

“Employee Group” means the category of Plan membership as defined in Schedule 1 of this document.

“Employer” in relation to an Employee means the Company that employs the Eligible Employee.

“Entry Date” means the first day of the second calendar month next following the date of the individual becomes an employee of a Company or Affiliated Company (for example, 1 April 2006 is the Entry Date for all those who become employees is February 2006).  However, the first Entry Date shall not be prior to the commencement date established under Rule 1.4.

“Forfeitures” means amount forfeited under Rule 8.3, Rule 9.2 or otherwise.

“Inter-Company Transferee” means a Member who is transferred on a temporary assignment basis from a Participating Company to an Affiliated Company or from one Affiliated Company to another Affiliated Company after having first been employed by a Participating Company.

“Jersey, Channel Island Company Shares or Jersey Shares”meanscommon stock issued by AECOM Global Holdings, Ltd. with the same rights and value as AECOM Shares.  For purposes of determining the number of Jersey Shares allocated to a Member’s Account, Jersey Shares shall be rounded to that decimal.

“Matching Account” means the Account maintained for a Member that is credited with the Matching Contribution to the Plan on behalf of the Member in accordance with Rule 5, together with the allocations thereto required by the Plan.

“Matching Contribution” means the contributions to the Plan made by the Participating Company in accordance with Rule 5.

“Matching Percentage” means the percentage applied to contributions to the plan for determination of match contributions as determined by the Board of Directors each plan year.  Notwithstanding the foregoing, the Board of Directors has the discretion to modify the matching percentage each year.

“Member” means an Eligible Employee who has elected to participate in the Plan pursuant to an invitation made by the Board under Rule 3, and whose participation is not terminated as provided in Rule 4.

“Member Contributions” means the sum of the Member’s After-Tax contributions.

“Participating Company” means an Affiliated Company (or division thereof) which, with the approval of the Sponsoring Company, adopts this Plan pursuant to appropriate written resolutions of the Board or other managing body of such company.  Any such company which adopts the Plan is thereafter a Participating Company with respect to its Employees for the purposes of the Plan.  Unless the context requires otherwise, “Participating Company” shall include the Sponsoring Company.

“Plan” means the AECOM Technology Corporation Hong Kong Stock Investment Plan — Grandfathered Directors as amended from time to time.

“Plan Year” means the period beginning on the commencement date established under rule 1.4.  Thereafter, “Plan Year” shall mean the period beginning on 1 October and ending on 30 September.

“Qualifying Reason” in relation to an Eligible Employee ceasing to be an Employee, means:

(a)                                  retirement;

(b)                                 Disability;

(c)                                  death; or

(d)                                 any other reason which the Board, in its sole discretion, decides should be a Qualifying Reason for the purposes of these Rules.

“Rules” means the rules set forth in this Plan, as said rules may from time to time be amended.

“Shares” means “AECOM Shares” or “Jersey Shares”.

“Sponsoring Company” means AECOM Technology Corporation including any successor by merger, purchase or otherwise.

“Trust” means the legal entity resulting from the Trust Agreement between the Sponsoring Company, on its own behalf and as agent for all other Participating Companies, and the Trustee which receives the Participating Companies’ and Members’ contributions, and holds Shares, invests, and disburses funds to or for the benefit of Members.

“Trust Agreement” means the agreement by and between the Sponsoring Company and the Trustee, as said Agreement may from time to time be amended.

“Trust Fund” means all Shares and cash contributed to or acquired by the Trustee in its capacity as such hereunder, together with accumulated income, subject to all liabilities incurred by the Trustee in its capacity as such and less all disbursements made in respect thereof.

“Trustee” means the person who is appointed trustee of the Trust Fund by the Sponsoring Company from time to time.

“Valuation Date” means 31 March, 30 June, 30 September, 31 December and any other date specified by the Board.

“Vested Interest” means the portion of the Member’s Matching Account which has become vested in accordance with Rule 8 and amounts in the Member’s After-Tax Account.

“Years of Vesting Service” means, with respect to a Member, each calendar year during which the Member completes at least 1,000 hours for which the Member is paid, or entitled to payment, for the performance of duties for an Affiliated Company.  All years of prior service with a merged or acquired Affiliated Company count toward the vesting requirements.  For purposes of determining an Employee’s hours of service, an employee who is credited with one hour of service in a month, shall be credited with 190 hours of service.

2.2                               Ceasing to be an Eligible Employee

For the purposes of these Rules, an Employee ceases to be an Eligible Employee when an Affiliated Company no longer employs the person or when their Employer ceases to be an Affiliated Company.

2.3                               Rules for Interpreting the Document

Headings are for convenience only, and do not affect interpretation.  The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

(a)                                  A singular word includes the plural, and vice versa.

(b)                                 A word that suggests one gender includes the other gender.

(c)                                  If a word is defined, another part of speech has a corresponding meaning.

(d)                                 If an example is given of anything (including a right, obligation or concept), the example does not limit the scope of that thing.

(e)                                  A reference to “US dollars” or “US$” is to United States currency.

3.             Eligibility

Each Employee shall be eligible to become an Eligible Employee as of the first Entry Date following the date on which they become an Employee.  However, Eligible Employees do not include (1) any person included in a unit of employees covered by a collective bargaining agreement, unless such bargaining agreement specifically provides otherwise, and (2) any person if such employee is not included in a designated eligible payroll classification code so designated by AECOM hired after 1 December 2000.

4.             Participation in the Plan

4.1                               Participation

(a)                                  The Sponsoring Company may at any time invite an Eligible Employee to participate in the Plan in such form and manner and at such a time as the Eligible Sponsoring Company may prescribe from time to time.

(b)                                 Any Eligible Employee shall become a Member on the first day of the calendar month coincident with or next following the date on which they have filed with their Employer, a completed application to participate in the Plan in such form and manner and at such time as the Sponsoring Company may prescribe from time to time, provided that they are an Employee on such day.

4.2                               Content of Application

Each such application shall (i) authorize the automatic deduction of Member Contributions from such Member’s Compensation and/or Bonuses or authorize such other method of making contributions as may be required by the Sponsoring Company; and (ii) contain such other information, conditions, understandings, declarations and agreements as the Sponsoring Company may from time to time require.

4.3                               Withdrawal or Revocation of Application

Once made, an application can be withdrawn or revoked with the consent of the Board.

4.4                               Effect of election

By electing to participate in the Plan, the Member agrees to be bound by these Rules and the provisions of the Trust Agreement and, without limitation to the above, authorizes the deductions of After-Tax Contributions from their Compensation and Bonuses (as the case may be).

4.5                               Duration

The participation of a Member shall end when no further benefits are payable to them or their Beneficiary under the Plan.

4.6                               Beneficiary

(a)                                  Beneficiary Designation.  Each Member shall file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive any amount payable under the Plan upon the Member’s death.  A Member may from time to time revoke or change their beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company.  The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Member’s death, and in no event shall it be effective as of a date prior to such receipt.  All decisions of the Board concerning the effectiveness of any beneficiary designation, and the identity of any Beneficiary, shall be final.  A designation of a Beneficiary shall be effective only if the designated Beneficiary survives the Member.

(b)                                 Failure to Designate Beneficiary.  If no beneficiary designation or other instrument of bequest is in effect at the time of a Member’s death, the payment of the amount, if any, payable under the Plan upon their death shall be determined in accordance with the laws of intestate succession under Applicable Local Law.  If the Company is in doubt as to the right of any person to receive such amount, the Company may direct the Trustee to retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Company may direct the Trustee to pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Trust therefore.

(c)                                  Upon the death of a Member, their Beneficiaries shall be entitled to payment of benefits in an amount and in the manner provided by the Plan as if the Beneficiary were the Member.

(d)                                 Notwithstanding the foregoing, the priority of the Beneficiary designation, other instrument of bequest, or intestacy rules, and the payment of the amount, if any, payable under the Plan shall be determined by Applicable Local Law.  The Company and the Trustee shall have the right to assume that the beneficiary designation is enforceable under Applicable Local Law, and any person challenging the validity and enforceability thereof shall have the burden of proof in any judicial proceeding.

5.             Participating Company Matching Contributions

5.1                               Participating Company Matching Contributions

Each Employer shall contribute to the Trust Fund for each Allocation Period an amount which is sufficient to provide each Member with an allocation of Shares as follows:

(a)                                  an amount equal to the Matching Percentage multiplied by the aggregate Member Contributions applicable to the purchase of Shares made by such Eligible Employee for that Allocation Period; and

(b)                                 Notwithstanding the foregoing, no contribution (or allocation) shall be made for any Member if the resulting allocation would result in a violation of law or jeopardize the applicable tax securities or other special status of the Plan.  If the amount that would otherwise be allocated is reduced, the Participating Company Matching Contributions shall be correspondingly reduced.

5.2                               All contributions set forth shall be made in cash or Shares or any combination thereof.   Jersey Shares and its equivalent underlining AECOM Shares shall be valued as of the

Valuation Date coinciding with or immediately preceding the pay date. Any contributions made in cash shall be used by the Trustee to purchase Shares held in the Trust Fund for allocation to Members as set forth in Rule 5.

5.3                               The Sponsoring Company may contribute all or part of the entire amount due on behalf of one or more Participating Companies and charge the amount to the Participating Company responsible therefore.

5.4                               On the Allocation Date, all Matching Contributions to the Plan shall be allocated to the Matching Accounts of Members so that each Member receives the allocation set forth in Rule 5.1 above.  For this purpose, Shares shall be valued in US dollars ($) as of the Allocation Date.

5.5                               With respect to a Member who diversifies to cash pursuant to Rule 10, the Member shall be suspended from future matches until such time as the Member repurchases through contributions the amount of Shares originally diversified.

6.                                      Member Contributions

6.1                               Member Contributions

After-Tax Contributions may be made to the Plan as follows:

(a)                                  Subject to the limitations in Rule 6.2, each Member may elect to make After-Tax Contributions to the Plan on their own behalf in whole percentages from 1% to 25% of the Member’s Compensation for each payroll period beginning with the payroll period next following in which the Member commences participation in the Plan in accordance with Rule 4.1.

(b)                                 Subject to the limitations in Rule 6.2, each Member may also elect to make After-Tax Contributions (in whole percentages up to 100%) of any Bonuses paid to the Member beginning with the date the Member commences participation in the Plan in accordance with Rule 4.1.

(c)                                  To make After-Tax Contributions, the Employer will deduct from the Member’s Compensation or Bonus (by payroll withholding or other necessary means) the amount authorized by the Member and the Employer will pay over such amounts to the Trust Fund as soon as reasonably practicable thereafter.

(d)                                 Such contributions shall be credited to the Members After-Tax Account.

6.2                               Notwithstanding the provisions of Rule 6, in respect of a Member, Member Contributions (excluding those attributable to Bonuses) for any Plan Year shall not exceed in total 25% of such Member’s Compensation during the Plan Year.  In addition, Member Contributions attributable to Bonuses shall not exceed 100% of such Bonuses.  Finally, Member Contributions shall not be permitted to the extent prohibited by Applicable Local Law.

6.3                               Subject to the provisions of Rule 6, a Member may elect, on a monthly basis, to change, suspend or resume the rate of Member Contributions from Member’s Compensation (or otherwise cease Member Contributions), effective as of the first pay cheque of the following calendar month or at any other time that the Sponsoring Company may prescribe; provided that the Member has filed an election in such form and manner and at such time as the Sponsoring Company from time to time may prescribe.

6.4                               Subject to the provisions of Rule 6, a Member may also elect, on an annual basis, change, suspend or resume the rate of Member Contributions from Member’s Bonus, effective as of the first day of the following Plan Year or the election and effective date of the election may be at any other time that the Sponsoring Company may prescribe, provided that the Member has filed an election in such form and manner and at such time as the Sponsoring Company from time to time may prescribe.

6.5                               For the purpose of Rule 6, the following shall not be deemed a change in the Member’s rate of Member Contributions: (i) a Member’s initial election of Contributions; and (ii) imposition of the limits of Rule 6.

6.6          No interest shall be payable in respect of any Member Contributions.

7.             Trust Fund

7.1                               Plan Assets

All Participating Company Matching Contributions made in accordance with Rule 5 and Member Contributions made in accordance with Rule 6 shall be paid over to the Trustee and held pursuant to the provisions of the Plan and the Trust Agreement.  The Trustee shall purchase Shares on behalf of the Members using their Member Contributions as soon as reasonably practicable after receipt of the Member Contributions.

7.2                               Accounts

A Member’s interest in the Trust Fund shall be reflected in their Accounts.  One or more subaccounts may be established under each Account for such purposes as the Board deems appropriate.  The fact that separate accounts are maintained for each Member shall not be deemed to segregate for such Member, or to give such Member any direct interest in, any specific asset or assets in the Trust Fund.  Notwithstanding the foregoing, the Trust Fund shall be treated as a single trust for purposes of investment and administration.

7.3                               Allocation of Dividends, Splits, Recapitalizations etc

Any Shares received, directly or indirectly, by the Trustee as a result of a dividend or other distributions, stock split, conversion, or as a result of reorganization or other recapitalization of the Sponsoring Company shall be allocated by the Trustee in the same manner as the Shares to which they are attributable when allocated.

8.             Vesting

8.1                               Member Contributions

The After-Tax Accounts shall be fully vested at all times.

8.2                               Matching Contributions

For all purposes of the Plan, a Member’s Vested Interest in the Matching Account shall be the percentage of the amount credited to their Matching Account determined by the Board from the following vesting schedule on the basis of the number of Years of Vesting Service.

Years of Vesting Service	Vested Interest in Member’s Account

Less than 3 years	0%

3 years or more	100%

8.3                               Forfeitures

The unvested portion of a Member’s Account whose account is distributed shall be forfeited.  A Member who ceases to be an Employee and whose non-forfeiturable percentage in their Matching Account is zero shall cease to be a Member.  If a non-vested Member is reemployed, the prior Account balance shall not be reestablished, unless the Board otherwise determines in its sole discretion.

8.4                               Accelerate Vesting

Notwithstanding Rule 8.2, a Member shall be fully vested in all the Shares held in their Matching Account if their employment ceases because of a Qualifying Reason.

8.5                               Treatment of Forfeitures

All Forfeitures shall reduce the amount of Company contributions required by Rule 5.

9.             Distributions

9.1          Member Account Distributions

(a)                                  The Shares allocated to a Member’s Account and the Member’s Vested Interest in the Matching Account can only be withdrawn in accordance with the provisions of Rules 9 and 10.  Members may request that the shares held for them be sold to the Sponsoring Company as soon as administratively feasible after the end of the

Plan Year in which a Member who has ceased to be an Employee elects to receive a distribution.  Distributions shall be made on the date the Shares are sold and will be paid to the Member in accordance with the provisions of Rules 9.1.

(b)                                 The number of Shares distributable hereunder shall be the number of Shares allocated to the vested portion of Member’s Accounts.

(c)                                  If Shares are distributed, in accordance with the Sponsoring Company’s bylaws, the Shares shall be subject to a repurchase obligation in exchange for a promissory note from the Company providing for five (5) annual payments of 20% of the principal amount of the portion of the Member Account (based on the value of the initial distributable shares on the annual Valuation Date coinciding with or immediately preceding the distribution) plus interest at the rate described in the bylaws of the Company.  The Company may, in its sole election (and with the consent of the Sponsoring Company), elect to make such distribution in cash based on the value of the distributable shares on the Valuation Date coinciding with or immediately preceding the distribution.

(d)                                 (1)           A Member may request that the Shares held for him or her be sold to the Company in five annual cash installments.  The first such installment shall be based on one-fifth of the distributable shares held in the Member’s Account; the second such installment shall be based on one-fourth of the Member’s remaining distributable shares; the third such installment shall be based on one-third of the Member’s remaining distributable shares; the fourth such installment shall be based on one-half of the Member’s remaining distributable shares; and the fifth such installment shall be based on the balance of the Member’s distributable shares.

(2)                                  Alternatively, a Member may request that distributions be made in nine annual cash installments.  The first such installment shall be based on one-ninth of the distributable shares held in the Member’s Account; the second such installment shall be based on one-eighth of the Member’s remaining distributable shares; and so forth.

(3)                                  Installments shall cease if the Member is rehired by the Company or an Affiliated Company.  In that event, any amounts not yet undertaken shall remain in the Member’s Account until the Member again becomes eligible for a distribution under the Plan.  Subject to Rule 9.3, any subsequent distributions shall be made as if the Member did not previously terminate employment (except that previously distributed amounts shall be ignored).

(4)                                  Distributions to a Member shall be based upon the value of theirAccount as of the Valuation Date coinciding with or immediately preceding the date of distribution.

(5)                                  Notwithstanding the foregoing provisions of this subsection (d), the Member may request a lump sum distribution of the remaining installments to be paid if all of the following conditions are met:  (1) the Member provides written consent to the lump sum distribution and (2) the Member has become employed by a governmental entity (or instrumentality or agency) thereof and, due to conflict of interest rules established by such entity, the individual is significantly limited in the ability to perform essential functions of such employment as a result of their or her indirect ownership of Shares.  The determination of whether the foregoing conditions are met shall be made by the Sponsoring Company in its sole discretion.  The distribution of the lump sum payment shall be made as soon as practicable after the next Valuation Date, based on the value of the Member’s Account on such Valuation Date.

(e)                                  Notwithstanding the foregoing, a Member having an Account with Vested Interest of a value equal to or less than US$5,000 shall not be entitled to request installments or a promissory note but rather may request that the Shares held for him or her be sold in a single lump sum payment.

(f)                                    Installments and promissory note distributions shall commence as soon as administratively feasible following the end of the Plan Year in which the Member ceases to be an Employee due to a Qualifying Reason or which results in a break in service (which shall mean a Plan Year in which the Member has not completed more than 500 hours of service).

(g)                                 Any shares distributed in accordance with Rule 9 shall be subject to any put, call or other option or buy-sell or similar arrangement which applies to such stock in accordance with the Articles or bylaws of the Sponsoring Company or otherwise.

9.2                               Lost Member/Beneficiary

Notwithstanding any other provision of the Plan, in the event the Company, after reasonable effort, is unable to locate a Member or Beneficiary to whom a benefit is payable under the Plan, such benefit shall not escheat to any country or governmental body and shall be forfeited; provided, however, that such benefit shall be reinstated (in an amount equal to the amount forfeited) upon proper claim made by such Member of Beneficiary prior to termination of the Plan.  The Board may provide additional or alternative rules for the treatment of missing Members.

9.3                               Benefits Payable Solely By Trust

All benefits payable under the Plan shall be paid or provided for solely from the Trust.  The Trust Fund shall be the sole source of benefits under the Plan and, the Company and the Board assume no liability or responsibility for payment of such benefits, and each Member, Beneficiary or other person who shall claim the right to any payment under the

Plan shall be entitled to look only to the Trust Fund for such payment and shall not have any right, claim or demand therefore against the Company, the Board or any member thereof, or any employee or director of the Company.

9.4                               Withholding

(a)                                  Each Member, as a condition of participating under the Plan, agrees to bear responsibility for all income taxes and applicable social security or similar such taxes, if any, which may be due on or with respect to distributions under the Plan or otherwise in connection with the participation of a Member in the Plan.  At any time, the Employer may withhold from any distribution the amount necessary for the Employer to meet applicable withholding obligations.  Without limitations to the above, the Trustee or the Employer may sell, redeem, forfeit or otherwise dispose of (or procure the sale or other disposal of) any Shares allocated to the account of a Member to discharge any liability to withhold any income tax or applicable social security or similar such taxes which may be due in connection with the participation in the Plan of the Member.

(b)           Partial Distribution Upon Vesting

A Member shall be entitled to a partial distribution in cash equal to the tax liability, if any, they have incurred upon vesting of matches.

9.5                               No Other Distributions

Except as provided by Rule 9 and Rule 10, a Member may not, at any time, request the Trustee:

(a)                                  to sell or otherwise dispose of the Shares held by the Trustee in trust for the Member under the Plan; or

(b)                                 to transfer Shares held by the Trustee in trust for the Member under the Plan to the Member.

9.6                               No Loans

No Member shall be allowed to borrow from the Plan.

10.          Common Shares Diversification

10.1                        Elect to Diversify

A Member may request diversification of any portion of their Eligible Shares in their After-Tax Accounts as described in Rule 10.2, which have been held for a minimum of five years.

10.2                        Diversification Options

To the extent allowed by a Participating Company, a Member will be able to request diversification of their Account in Shares through one of the following options:

(a)                                  For Members with Eligible Shares having a value of at least US$50,000, the Member may sell up to US$50,000 or 20% of the Eligible Share value plus one Share, whichever is greater, back to the Sponsoring Company on an annual basis;

or

(b)                                 For Members with Eligible Shares having a value of less than US$50,000, the Member may sell up to 100% of the Eligible Share value back to the Sponsoring Company on an annual basis.

The value of the Eligible Shares for the diversification calculation shall be the valued as of the most recent Valuation Date.  Sale and payment will be made by the end of the quarter following the Plan Year end.

10.3                        Right to Reduce or Refrain from Repurchasing

The Sponsoring Company reserves the right, in managing its liquidity in accordance with its credit and other debt agreements and otherwise in a prudent fashion, to reduce or refrain, and to cause AECOM Global Holdings, Ltd. to reduce or refrain, from repurchasing shares tendered under the diversification program.

11.          Claims Procedure

11.1                        Claims

Any claim for benefits under the Plan shall be made in writing to the Sponsoring Company (or its delegate).  If such claim for benefits is wholly or partially denied, the Sponsoring Company (or its delegate) shall, within 90 days after receipt of the claim, notify the Member of the denial of the claim.

11.2                        Request for Review of Claim Denial

Within 60 days after the receipt by the Member of a written notice of denial of the claim, the Member may file a written request with the Sponsoring Company that it conducts a full and fair review of the denial of the claim for benefits.  Such written request shall be filed in such form and manner and at such time as the Sponsoring Company may from time to time prescribe.

11.3                        Decision on Review of Claim Denial

The Sponsoring Company (or its delegate) shall make its determination in accordance with the documents governing the Plan.  The Sponsoring Company (or its delegate) shall deliver to the Member its written decision on the claim within 120 days after the receipt of the aforesaid request for review, except that if there are special circumstances which require an extension of time, the aforesaid 120-day period shall be extended to 180 days.  All decisions on claims (where no review is requested) and review (if a review is requested) shall be final and binding on all parties.

12.          Administration

12.1                        Powers and Duties of Trustee

(a)                                   The Trustee shall have responsibility under the Plan for the management and control of the assets of the Plan; provided, however, that the Trustee shall, directly or indirectly, invest all assets in Shares except as is otherwise required under the terms of the Plan and Trust.

(b)                                  The Trustee must promptly give to each Member on whose behalf it, directly or indirectly, holds Shares a copy of every notice of meeting and notice concerning a rights issue or bonus issue, and any other communication received from the Sponsoring Company, as a holder of Shares.

(c)                                   The Trustee shall vote Shares held, directly or indirectly, in the Trust Fund as the Trustee determines to be in the best interests of Members.

12.2                        Powers and Duties of the Board

(a)                                  The Board shall have general responsibility for the administration and operation of the Plan (including but not limited to complying with reporting and disclosure requirements and establishing and maintaining Plan records) and shall have the power to waive strict compliance with any of the Rules, in the Board’s opinion, for the benefit of the Members.

(b)                                 The Board (or its delegate) shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, except as otherwise provided by law.

(c)                                  The Board is authorized to take any action as it deems desirable to correct prior incorrect allocations or other errors.

(d)                                 The Board may delegate (and may give to its delegates the authority to redelegate) to any person or persons any responsibility, power, or duty under this Plan, including, without limitation, those matters involving the exercise of discretion, provided that any such delegation shall be subject to revocation at any time at the discretion of the Board.

12.3                        Agents

The Board shall engage such legal counsel, certified public accountants and other advisors and service providers, who may be legal counsel, accountants, advisors or service providers for the Sponsoring Company, as it shall require or may deem advisable for the purposes of the Plan. The Board may rely upon the written opinion of such counsel and the accountants engaged by the Board and may delegate to any such agent or to any subcommittee or member of the Board the authority to perform any act required or permitted to be taken or performed by the Board, including, without limitation, those matters involving the exercise of discretion, provided that any such delegation shall be subject to revocation at any time at the discretion of the Board.

12.4                        Suspension of the Plan

(a)                                   The Board may temporarily or permanently suspend contributions (of all types) to the Plan in its absolute discretion.  No contributions to the Plan shall be made after the suspension date, except that any amounts withheld or deducted from Members’ Compensation or Bonuses prior to the suspension date shall be contributed to the Trust or returned to Members, at the discretion of the Board.

(b)                                  Suspension under Rule 12.4 takes effect from the date decided by the Board and continues until the Board resolves to recommence the Plan or terminate it.  The Board may resolve to recommence operation of the Plan following a suspension on any conditions it thinks appropriate.

(c)                                   Suspension does not affect the operation of these Rules (other than suspension of contributions) unless the Board resolves otherwise.

12.5                        Right to Amend or Terminate Plan

The Board may resolve to terminate the Plan.  The Board may vary these rules as it thinks appropriate.

13.          General Provisions

13.1                        All Risk on Members

Members shall assume all risk in connection with any decrease in the value of assets of the Trust and the Member’s Accounts.  Neither the Participating Companies, the Board nor the Trustee shall be liable or responsible for any decrease in the value of the assets of the Trust and the Member’s Accounts.

13.2                        Rights to Employment Exclusion

The Plan does not form part of any contract of employment between any Employee and their Employer or any other Company, and does not confer directly or indirectly on any Employee any right to continue to be employed by their Employer or any other Company.

13.3                        Ceasing Employment

Any Member who ceases to be in the employment of any Participating Company orAffiliated Company is not entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan which they might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful or unfair dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

13.4                        Entitlements of Members

At each general meeting of the Sponsoring Company or other meeting at which the Shares may be voted, a Member is entitled, in relation to only the Shares allocated and credited to their Account, to direct the Trustee to vote the Shares at the meeting in a particular way or to abstain from voting the Shares, provided that such direction is received by the Trustee not less than 5 business days before the meeting.

13.5                        Fees, Expenses and Indemnity

(a)                                  The expenses of administering the Plan including (i) the expenses incurred by the members of the Board (or any of its delegates or any employees of Participating Companies charged with administration and/or operation of the Plan) in the performance of their duties under the Plan (including reasonable compensation for any legal counsel, certified public accountants and any agents and cost of services rendered in respect of the Plan) and (ii) all other proper charges and disbursements of the Trust Fund or the members of the Board or other persons described in clause (i) (including settlements of claims or legal actions brought against any such party (and costs and expenses of defending same), approved by the Board, after consulting with counsel to the Plan), shall be paid, to the extent permitted by law, by the Sponsoring Company.

(b)                                 To the maximum extent permitted by law, no member of the Board shall be personally liable by reason of any contract or other instrument executed by them nor for any mistake of judgment made in good faith, and each Employer shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company’s own assets), each member of the Board and each other officer, employee, or director of the Employer exercising or having any duty or power relating to the Plan or to the assets of the Plan against any cost or expense (including counsel fees) or loss or liability arising out of any act or omission to act in connection with the Plan unless (1) arising out of such person’s own fraud or bad faith or (2) such amount is paid by the Trust under subsection (a).  The indemnity under this Rule 13.5  shall be in addition to any other rights provided under law, the bylaws of the Company, or otherwise.

13.6                        Mistake of Fact

Notwithstanding any other provisions herein contained, if any contribution is made due to a mistake in fact, such contribution shall upon the direction of the Board be returned to the Company or the parties who made it, as directed by the Company, without liability to any person.

13.7                        Governing Law

Except where otherwise specifically provided herein, these Rules and the Plan are governed by and shall be construed in accordance with the Applicable Local Law and (without prejudice to the right of either party to proceed against the other in any other court) each party hereby irrevocably submits to the jurisdiction of the courts of Applicable Local Law and of all courts competent to hear appeals from those courts in relation to any legal action, suit or proceeding arising out of or relating to these Rules and agrees that any such action, suit or proceeding may be brought in such jurisdiction.